UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: January 22, 2008
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commision File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 22, 2008, the Management Development and Compensation Committee (the “Compensation Committee”) of KB Home (the “Company”) determined fiscal 2007 bonuses for the Company’s Named Executive Officers, in the amounts set forth below:

Named Executive Officer	Title	Fiscal 2007 Bonus
Jeffrey T. Mezger	President and Chief Executive Officer	$6,000,000
Domenico Cecere	Executive Vice President and Chief Financial Officer	$400,000
William R. Hollinger	Senior Vice President and Chief Accounting Officer	$450,000
Kelly Masuda	Senior Vice President and Treasurer	$350,000
     Also on January 22, 2008, the Compensation Committee determined that the payment of any fiscal 2008 incentive compensation to Messrs. Mezger, Hollinger and Masuda, and to Glen Barnard, the Company’s Senior Vice President, KBnxt Group, shall be subject to the achievement of an objective performance goal based on a specified level of pre-tax income or loss of the Company. In each case, the amount of incentive compensation earned upon achievement of the goal can be reduced or eliminated at the discretion of the Compensation Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 25, 2008

KB Home
By:	/s/ John Staines
John Staines
Senior Vice President, Human Resources